SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 7, 2001

Healthcomp Evaluation Services Corporation
(Exact Name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-28379 (Commission File Number)	88-0395372 (I.R.S. Employer Identification Number)

2001 Siesta Drive, Suite 302
Sarasota, Florida 34239
(Address and zip code of principal executive offices)

941-925-2625
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.
Signatures
Arthur Andersen Letter

Item 4. Changes in Registrant’s Certifying Accountant.

Effective November 6 , 2001, Healthcomp Evaluation Services Corporation (“Company”) dismissed Arthur Andersen LLP (“AA”) as its independent public accountant and retained Deloitte & Touche LLP (“DT”) as its independent public accountant for the fiscal year ending December 31, 2000. The Audit Committee of the Board of Directors and the Board of Directors of the Company approved the decision to change independent public accountants.

The report of AA on the financial statements of the Company for the fiscal years ended December 31, 1999 and 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal years ended December 31, 1999 and 1998 and through the subsequent interim period preceding the date of this report, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of AA, would have caused it to make reference to the subject matter of such disagreement in its report on the financial statements for such fiscal years, nor were there any reportable events within the meaning of Item 304(a) (1) (v) of Regulation S-K. However, the Company’s unaudited interim financial statements for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 filed on Form 10QSB with the Securities and Exchange Commission have not been reviewed by AA in accordance with SAS No. 71 as required by SEC Regulation S-X, Rule 10-01(d), nor has AA reviewed the Company’s unaudited interim financial statements for any subsequent interim period preceding the date of this report.

The Company has not consulted with D&T during the fiscal years ended December 31, 1999 and 1998 and through the subsequent interim period preceding the date of this report on either the application of accounting principles or type of opinion D&T might issue on the Company’s financial statements.

The Company has provided AA a copy of this Report and has requested AA to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of such letter, dated November 6, 2001 is filed as an Exhibit to this Form 8-K.

This Current Report on Form 8-K consists of the following exhibit:

Exhibit 16.1	Arthur Andersen LLP Letter dated November 6, 2001 Re: Change in Independent Public Accountant

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

Healthcomp Evaluation Services Corporation

/s/ Jeffrey S. Kerns By: Jeffrey S. Kerns Chief Financial Officer

Date: November 7, 2001